UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

January 25, 2006

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2006, the Board of Directors (the “Board”) of Extreme Networks, Inc. (the “Company”) approved a non-employee director equity compensation program under the newly adopted 2005 Equity Plan (the “2005 Plan”). The terms and conditions of non-employee director equity compensation under the 2005 Plan are substantially the same as those previously established under the Company’s 1996 Stock Option Plan.

Under the non-employee director equity compensation program approved by the Board, each non-employee director first elected or appointed after January 25, 2006 shall automatically be granted, on the date of such election or appointment, an option to purchase 50,000 shares of the Company’s common stock (the “Initial Option”). The Initial Option shall have a term of ten years and shall vest and become exercisable in equal monthly installments over the three years following the date of grant of the Initial Option, subject to the director’s continuous service with the Company. The exercise price per share of each Initial Option shall be equal to the closing price of the Company’s common stock on the date of grant, as reported by the Nasdaq National Market.

In addition, immediately following the date of each annual meeting of stockholders held after January 25, 2006, each non-employee director shall automatically be granted an option to purchase 30,000 shares of the Company’s common stock (the “Annual Option”). The Annual Option shall have a term of ten years and shall vest and become exercisable on the day immediately preceding the first annual meeting of stockholders after the grant date of the Annual Option, subject to the director’s continuous service with the Company. The exercise price per share of Annual Option shall be equal to the closing price of the Company’s common stock on the date of grant, as reported by the Nasdaq National Market.

In accordance with the terms of this new option program and in connection with the service of the Company’s non-employee directors for the year following the annual meeting of stockholders held on December 2, 2005, the Board approved on January 25, 2006 the grant of an Annual Option to purchase 30,000 shares of the Company’s common stock to each of the following non-employee directors: Charles Carinalli, Bob L. Corey, Kenneth Levy, Harry Silverglide and W. Michael West. The per share exercise price of the Annual Options is equal to $4.74, the closing price of the Company’s stock on January 25, 2006, as reported by the Nasdaq National Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2006

EXTREME NETWORKS, INC.

By:	/s/ William R. Slakey
William R. Slakey
Chief Financial Officer

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